UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)

Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

451 Florida Street, Baton Rouge, Louisiana	70801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (225) 388-8011

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

(a)	Merger

In connection with Albemarle Corporation’s (“Albemarle”) previously-described acquisition of Rockwood Holdings, Inc. (“Rockwood”), on January 14, 2015, Albemarle Holdings II Corporation, a Delaware corporation and indirect wholly-owned subsidiary of Albemarle, merged with and into Rockwood Specialties Group, Inc. (“RSGI”), a Delaware corporation and indirect wholly-owned subsidiary of Albemarle, with RSGI as the surviving corporation. As a result of the merger, RSGI became a guarantor of Albemarle’s 3.000% Senior Notes due 2019, 4.150% Senior Notes due 2024 and 5.450% Senior Notes due 2044.

(b)	Fourth Supplemental Indenture

On January 29, 2015, Albemarle entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), among Albemarle, Rockwood, RSGI, The Bank of New York Mellon Trust Company, N.A., (as successor to The Bank of New York, “The Bank of New York Mellon”) as resigning trustee, and U.S. Bank National Association (“U.S. Bank”), as successor trustee. The Fourth Supplemental Indenture supplements and amends the Indenture, dated as of January 20, 2005 (as amended and supplemented, the “Indenture”), which governs Albemarle’s outstanding series of senior notes. The Fourth Supplemental Indenture replaces The Bank of New York Mellon, as trustee, with U.S. Bank, as the successor trustee, with respect to Albemarle’s outstanding 4.50% Senior Notes due 2020 (the “Albemarle 2020 Notes”) and as Trustee under the Indenture.  This change will become effective February 9, 2015. The Fourth Supplemental Indenture also adds Rockwood and RSGI as guarantors of the Albemarle 2020 Notes. A copy of the Fourth Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K.

(c)	Third Supplemental Indenture

On January 29, 2015, Albemarle entered into a Third Supplemental Indenture (the “Third Supplemental Indenture”), among Albemarle, RSGI, and Wells Fargo Bank, National Association (“Wells Fargo”), as trustee. The Third Supplemental Indenture supplements and amends the Indenture, dated as of September 25, 2012, among Rockwood, RSGI and Wells Fargo (as amended and supplemented, the “RSGI Indenture”), which governs RSGI’s outstanding 4.625% Senior Notes due 2020 (the “RSGI Notes”). The Third Supplemental Indenture amends the reporting requirements of the RSGI Indenture by substituting Albemarle for Rockwood so that, so long as Albemarle is a guarantor of the RSGI Notes and complies with certain SEC requirements, the reports, information and other documents required to be filed and furnished to holders of the RSGI Notes pursuant to the RSGI Indenture may, at the option of RSGI, be filed by and be those of Albemarle rather than, as had been done previously, Rockwood. A copy of the Third Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1
Fourth Supplemental Indenture, dated as of January 29, 2015, among Albemarle Corporation, Rockwood Holdings, Inc. (as successor by merger to Albemarle Holdings Corporation), Rockwood Specialties Group, Inc. (as successor by merger to Albemarle Holdings II Corporation), The Bank of New York Mellon Trust Company, N.A., a national banking association, as successor to The Bank of New York, as resigning trustee, and U.S. Bank National Association, as successor trustee.

4.2	Third Supplemental Indenture, dated as of January 29, 2015, among Albemarle Corporation, Rockwood Specialties Group, Inc., and Wells Fargo Bank, National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: January 29, 2015	By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel, Corporate and Government Affairs, Corporate Secretary

EXHIBITS

Exhibit No.	Description
4.1
Fourth Supplemental Indenture, dated as of January 29, 2015, among Albemarle Corporation, Rockwood Holdings, Inc. (as successor by merger to Albemarle Holdings Corporation), Rockwood Specialties Group, Inc. (as successor by merger to Albemarle Holdings II Corporation), The Bank of New York Mellon Trust Company, N.A., a national banking association, as successor to The Bank of New York, as resigning trustee, and U.S. Bank National Association, as successor trustee.

4.2	Third Supplemental Indenture, dated as of January 29, 2015, among Albemarle Corporation, Rockwood Specialties Group, Inc., and Wells Fargo Bank, National Association, as trustee.